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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE CORPORATION

SUBSIDIARIES OF THE WACKENHUT CORPORATION
   American Guard and Alert, Inc. (Alaska)
   Titania Advertising, Incorporated (Florida)
   Titania Insurance Company of America (Vermont)
   Tuhnekcaw, Inc. (Delaware)
   Wackenhut Airline Services, Inc. (Florida)
   Wackenhut Australia, Pty., Ltd. (Australia)
   Wackenhut of Canada, Ltd. (Canada)
   Wackenhut Corrections Corporation (Florida)
   Wackenhut Educational Services, Inc. (Florida)
   Wackenhut Financial, Inc. (Delaware)
   Wackenhut Funding Corp. (Delaware)
   Wackenhut International, Incorporated (Florida)
   Wackenhut of Nevada, Inc. (Nevada)
   Wackenhut Resources, Inc. (Florida)
   Wackenhut Services, Incorporated (Florida)
   Wackenhut.com Online Store, Inc. (Florida)

SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED
   Ecma, S.A. de C.V. (El Salvador)
   Instituto Wackenhut, S.A. (Ecuador)
   Peruana de Seguridad y Vigilancia, S.A. (PESEVISA) (Peru)
   Seguridad Wackenhut, S.A. de CV (Mexico)
   Setecsa de Venezuela, C.A. (Venezuela)
   Wackenhut A/O (Russia)
   Wackenhut Belize, Ltd. (Belize)
   Wackenhut Bolivia, S.A. (Bolivia)
   Wackenhut Cameroon, S.A. (Cameroon)
   Wackenhut Central Europe GMBH (Germany)
   Wackenhut Czech, SPOL, S.R.O.  (Czech Republic)
   Wackenhut de El Salvador, S.A. (El Salvador)
   Wackenhut de Guatemala, S.A. (Guatemala)
   Wackenhut de Honduras, S.A. (Honduras)
   Wackenhut de Nicaragua, S.A. (Nicaragua)
   Wackenhut de Valores, S.A. (Guatemala)
   Wackenhut de Venezuela, S.A. (Venezuela)
   Wackenhut del Ecuador, S.A. (Ecuador)
   Wackenhut Dominicana, S.A. (Dominican Republic)
   Wackenhut France, S.A.R.L. (France)
   Wackenhut Gambia, Ltd. (Gambia)
   Wackenhut Jamaica, Ltd. (Jamaica)
   Wackenhut Kuban (Russia)
   Wackenhut Pakistan (PVT) Limited (Pakistan)
   Wackenhut Morocco, Inc. (Morocco)
   Wackenhut Maghreb, S.A. (Morocco)
   Wackenhut Mozambique Lda (Mozambique)
   Wackenhut Neva (Russia)
   Wackenhut Paraguay, S.A. (Paraguay)
   Wackenhut Peru, S.A. (Peru)
   Wackenhut Puerto Rico, Inc. (Puerto Rico)

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   SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED (CONTINUED)

   Wackenhut S.A. (Costa Rica)
   Wackenhut Sakhalin (Russia)
   Wackenhut Santa Cruz, S.A. (Bolivia)
   Wackenhut Seges (Ivory Coast)
   Wackenhut Services S.A. de C.V. (El Salvador)
   Wackenhut Sierra Leone (Sierra Leone)
   Wackenhut Transportation de Valores, S.A. (Ecuador)
   Wackenhut Venzolana, SA (Venezuela)
   Wackenhut U.K. Limited (United Kingdom)
   Wackenhut Uruguay, S.A. (Uruguay)
   WII/Sound and Security Engineering Co. (Jordan)

SUBSIDIARY OF AMERICAN GUARD AND ALERT
   Ahtna AGA Security, Inc. (Alaska)

SUBSIDIARIES OF WACKENHUT CORRECTIONS CORPORATION
   Atlantic Shores Healthcare, Inc.
   Miramichi Youth Centre Management, Inc.
   Wackenhut Corrections (U.K.), Limited (United Kingdom)
   Wackenhut Corrections Corporation Australia Pty Ltd. (Australia) Wackenhut Corrections of Canada, Ltd. (Canada)
   Wackenhut Corrections Design Services, Inc.
   Wackenhut Corrections Netherlands Antilles, N.V.
   Wackenhut Corrections Puerto Rico, Inc.
   WCC Development, Inc. (Florida)
   WCC/FL/01, Inc. (Florida)
   WCC/FL/02, Inc. (Florida)
   WCC Financial, Inc. (Delaware)
   WCC Real Estate Holdings, LLC (Florida)

SUBSIDIARY OF WACKENHUT CORRECTIONS CORPORATION AUSTRALIA
   Wackenhut Correctional Services Pty Ltd. (Australia) Australasian Correctional Management Pty Ltd. (Australia) Australasian Correctional Investment Pty Ltd. (Australia)

SUBSIDIARY OF WACKENHUT SERVICES, INCORPORATED
   Wackenhut Services, LLC. (Colorado)

SUBSIDIARIES OF WACKENHUT RESOURCES, INC.
   WRI Employers Insurance, Inc.
   WRI Staffing, Inc.
   WRI II, Inc.
   Professional Employee Management, Inc.
   Professional Employee Management II, Inc.
   Professional Employee Management III, Inc.
   Professional Employee Management IV, Inc.
   Professional Employee Management Benefits, Inc.
   Professional Employee Management Services, Inc.
   Oasis Outsourcing, Inc.
   Oasis Outsourcing II, Inc.
   Oasis Outsourcing III, Inc.
   Oasis Outsourcing IV, Inc.
   Oasis Outsourcing Benefits, Inc.
   King Staffing, Inc.
   King Temporary Staffing, Inc.
   Workforce Alternative, Inc.
   King Benefits, Inc.
   King Employee Services, Inc.